                                                                       EXHIBIT 4


                                      GMIS INC.
                                1991 STOCK OPTION PLAN


    1. PURPOSE. The purpose of the GMIS Inc. 1991 Stock Option Plan (the "Plan") is to advance the interests of GMIS Inc., a Delaware corporation (the "Company"), by providing an opportunity to selected key employees, consultants and directors of the Company to purchase shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). By encouraging such stock ownership, the Company seeks to attract, retain and motivate certain employees, consultants and directors of experience and ability. It is intended that this purpose will be effected by the granting of nonqualified stock options ("nonqualified options") the federal income tax treatment of which is determined under Section 83 of the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder (the "Code") and incentive stock options intended to qualify under
Section 422 of the Code ("incentive options").

    2. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of the Company on June 3, 1991 and is effective as of the 4th day of June, 1991, the date it was approved by its Stockholders.

    3. STOCK SUBJECT TO THE PLAN. The number of shares with respect to which options may be granted under the Plan shall not exceed 160,000 shares of Common Stock. Any shares of Common Stock subject to an option under the Plan which for any reason expires or is terminated unexercised may again be the subject of an option under the Plan. In addition, any shares purchased by an optionee upon exercise of an option under the Plan that are subsequently reacquired by the Company pursuant to a repurchase right under the terms of such option may again be the subject of an option under the Plan. The shares of Common Stock delivered upon exercise of options granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Company.

    4. ADMINISTRATION. The Plan shall be administered by a stock option committee (the "Committee") comprised of two or more directors of the Company who are not employees of the Company or any parent or subsidiary of the Company ("nonemployee directors") and who qualify as "disinterested persons" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time and the rules promulgated thereunder (the "Exchange Act"). The members of the Committee shall be elected by the Board of Directors of the Company (the "Board"), which shall have the discretion to remove any member of the Committee for any reason. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. In addition, no employee, director or consultant shall have a right to be granted an option or, having received an option, a right to again be granted an option, except to the extent provided in Paragraph 9.

    5. ELIGIBLE PARTICIPANTS. In its sole discretion, the Committee may grant incentive options or nonqualified options, or both, to key employees of the Company or any parent or subsidiary of the Company, including members of the Board of Directors who are also key employees of the Company or any subsidiary of the Company. Each nonemployee director shall be granted nonqualified options only in accordance with Paragraph 9.

    6. DURATION OF THE PLAN. The Plan shall terminate when all shares of Common Stock that may be made subject to options under the Plan have been acquired, or, in the case of incentive options only, ten (10) years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to Paragraph 14 hereof, and no options may be granted thereafter.

                            Page 11 of 23 Pages

    7. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive options (but not nonqualified options) granted under this Plan shall be subject to the following restrictions:

         (a) LIMITATION ON NUMBER OF SHARES. Ordinarily, the aggregate fair market value, determined as of the date an incentive stock option is granted, of the shares of Common Stock with respect to which incentive options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a nonqualified option pursuant to
Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under all such plans.

         (b) 10% STOCKHOLDER. If any employee to whom an incentive option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the incentive option granted to such individual:

         (i) The option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of grant; and

         (ii) The incentive option shall not have a term in excess of five (5) years from the date of grant.

    8. TERMS AND CONDITIONS OF GRANTS. Subject to Paragraph 9, options granted under this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall evidence the following terms and conditions:

         (a) PRICE. Subject to the conditions on incentive options in Paragraph 7(b), if applicable, the purchase price per share payable upon the exercise of each incentive option granted hereunder shall be as determined by the Committee in its discretion, and shall be at least 100% of the fair market value per share on the date of grant. The purchase price per share payable upon exercise of each nonqualified option granted hereunder (other than options granted to nonemployee directors) shall be as determined by the Committee in its discretion and shall be at least 85% of the fair market value per share on the date of grant. The Committee, in its discretion, also may establish (but need not) a purchase price payable upon acquisition of a nonqualified option.

         (b) NUMBER OF SHARES. Each stock option grant agreement or stock purchase grant agreement shall specify the number of shares of Common Stock to which it pertains.

         (c) EXERCISE. Subject to Paragraph 9, Paragraph 11 and to the conditions on incentive options in subparagraph (b)(ii) of Paragraph 7, if applicable, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option grant shall be exercisable with respect to any share of Common Stock later than ten (10) years after the date of such grant.

         (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares of Common Stock for which it is exercised. If said shares are not at that time effectively registered under the Securities Act of 1933, as

                            Page 12 of 23 Pages
amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option grant or purchase right grant is exercised. Payment shall be made (i) by cash or by check, (ii) if permitted by the Committee and stated in the stock option agreement, by delivery and assignment to the Company of shares of Common Stock having a value equal to the option price, or (iii) by any combination of
(i) and (ii). The value of the Company Stock for such purpose shall be its fair market value as of the date the option or purchase right is exercised.

         (e) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver shares of Common Stock upon exercise of options, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the optionee to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld. The value of shares to be withheld, or delivered to the Company, shall be based on the fair market value of the shares, as determined in accordance with procedures to be established by the Committee, on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The optionee's election to have shares withheld, or delivered to the Company, for this purpose will be subject to the following restrictions:

    (1) the election must be made prior to the Tax Date; (2) the election must be irrevocable; (3) the election will be subject to the disapproval of the Committee; and (4) if an optionee is a person whose transactions in stock of the Company are subject to Section 16(b) of the Exchange Act, such election may only be made if the Company meets the requirements relating to dissemination of "Information About the Issuer" continued in Rule 16(b)-3(e)(1) under the Exchange Act and in any event may not be made within six months of the date the option is granted and must be made during the period beginning on the third business day and ending on the twelfth business day that follows the release of the Company's quarterly or annual summary statement of sales and earnings.

         (f) TERMINATION OF SERVICE. Each option agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be an employee or director of or consultant to the Company or any subsidiary of the Company, no more favorable to the optionee than the following:

          (i) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company by reason of resignation or other voluntary action of the optionee, or if the Company or any parent or subsidiary of the Company determines that it no longer wishes to engage the optionee's services and makes such determination based on cause, the option shall terminate at the time of such resignation or termination and may not be exercised thereafter;

         (ii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company for any reason other than cause, resignation or other voluntary action before retirement (as defined in (v) below), death or disability (as defined in (iii) below), he may, at any time within a period of three (3) months after he ceased to perform services, exercise each of his options to the extent that the option was exercisable by him on the date on which he ceased to perform services for the Company or any parent or subsidiary of the Company;

        (iii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of disability within the meaning of Section 22(e)(3) of the Code, he may, at any time within a period of one (1) year after

                            Page 13 of 23 Pages
              he ceases to perform services, exercise the option to the extent that the option was exercisable by him on the date he ceased to perform services;

         (iv) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8(h) hereof may at any time within a period of one (1) year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death; and

          (v) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of his retirement at or after attainment of age 60, he may exercise incentive options within three months, and nonqualified stock options within a period of one (1) year after his retirement date;

provided, however, that the Committee may provide specifically in a nonqualified option agreement (other than an option granted to a nonemployee director, which shall contain the provisions in (i) through (v) above), but not an incentive option agreement, for such other period of time during which an optionee may exercise an option after termination of services as the Committee may approve, subject to the overriding limitation that no option may be exercised to any extent by anyone after the date of expiration of the option.

         (g) RIGHTS AS STOCKHOLDER. The optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by an option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

         (h) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the grantee's lifetime only by the optionee (or the optionee's guardian or legal representative).

         (i) REPURCHASE OF SHARES BY THE COMPANY. Any shares of Common Stock repurchased by an optionee upon exercise of an option may, in the discretion of the Committee, be subject to repurchase by the Company if and to the extent specifically set forth in the stock option agreement or stock purchase agreement pursuant to which shares of Common Stock were purchased.

    9. GRANTS TO NONEMPLOYEE DIRECTORS. Each nonemployee director who is a nonemployee director of the Company on the last day of a calendar year or who has ceased to be a director during the calendar year due to his death or retirement ay an age greater than 65 shall automatically be granted nonqualified options to purchase 750 shares of Common Stock on January 1 of the next following calendar year at a purchase price per share equal to 100% of the fair market value per share on the date of grant. Payment of the purchase price for the shares to be delivered upon exercise of any nonemployee director's option may be made in whole or in part by delivery and assignment to the Company of shares of Common Stock. A nonemployee director may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraph 8(e) hereof. Any option granted to a nonemployee director shall terminate on the nonemployee director's termination of service in accordance with the provisions of Paragraph 8(f)(i) through (v) without regard to any discretion otherwise granted to the Committee to vary said provisions. Nonemployee directors' options shall otherwise be subject to the terms and conditions of this Plan.

    10. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made by the Committee in the maximum number of shares of Common Stock subject to the Plan to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company. Appropriate adjustment shall be made in the

                            Page 14 of 23 Pages
number, kind, and option price of shares covered by any outstanding option hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the date such option is granted.

    11. ACCELERATION OF EXERCISABILITY UNDER CERTAIN CIRCUMSTANCES. Upon the occurrence of any of the events listed below, all outstanding incentive options and nonqualified options held all optionees may, at the option of the Board or if specified in the specific option agreement, become immediately exercisable in full and no longer subject to any right of the Company (or any designee) to repurchase shares purchased pursuant thereto at a price less than fair market value on the date of repurchase. The events are:

         (a) delivery of written notice of a stockholders' meeting to the stockholders of the Company announcing a stockholders' meeting at which the stockholders will consider a proposed acquisition of the Company by merger or other combination, a proposed sale of substantially all the Company's assets or similar proposed reorganization of the Company;

         (b) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) by any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 33 1/3% or more of the total number of votes that may be cast for the election of directors of the Company; or

         (c) commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a "tender offer" for Common Stock of the Company subject to Section 14(d)(2) of the Exchange Act, other than self-tender by the Company.

    12. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock of the Company resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, a liquidation or distribution of the Company, or a sale of all or substantially all of the assets of the Company, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

    13.  DEFINITIONS.

         (a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder; the term "key employees" means those employees who are determined by the Committee to be in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

         (b) The term "fair market value" shall mean, in the case of stock for which there is a generally recognized market, the price of the stock prevailing on a national securities exchange which is registered under the Exchange Act, and in the case of stock not traded on such national securities exchange, the price as determined in accordance with procedures to be established in good faith by the Committee. With respect to incentive options, the Committee shall determine fair market value in conformance with regulations issued by the Internal Revenue Service with regard to incentive stock options.

         (c) The term "option," unless otherwise indicated, means either an incentive option or a nonqualified option.

         (d) The term "optionee" means a key employee, director of or consultant to the Company to whom an option is granted under the Plan.

                            Page 15 of 23 Pages

         (e) The term "parent" shall have, for the purpose of this Plan, the meaning prescribed to it under Section 424(e) of the Code, as amended from time to time, and regulations promulgated thereunder.

         (f) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code, as amended from time to time, and regulations promulgated thereunder.

    14. TERMINATION OR AMENDMENT OF PLAN. The Board may from time to time, with respect to any shares at the time not subject to options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that the provisions of Paragraph 9 that relate to the granting of nonqualified options to nonemployee directors may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); and provided further that any amendment of the Plan shall be approved by stockholders representing a majority of the outstanding shares of capital stock of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or NASD or exchange listing requirements.

         No amendment, suspension or termination of the Plan shall, without the consent of any affected optionee, alter or impair any rights or obligations under any option theretofore granted to such optionee under the Plan.










                            Page 16 of 23 Pages

                                   AMENDMENT NO. 1
                                          TO
                                      GMIS INC.
                                1991 STOCK OPTION PLAN


    This Amendment No. 1 made as of the 20th day of February 1992, by GMIS Inc. (the "Company"), amends the GMIS Inc. 1991 Stock Option Plan (the "Plan").

                                 W I T N E S S E T H:


    WHEREAS, subject to the affirmative vote of holders representing a majority of the outstanding Common Stock of the Company, the Company desires to amend certain provisions of the Plan.

    NOW, THEREFORE, subject to such stockholder approval, the Plan shall be amended as follows:

         FIRST: Capitalized terms used herein but not defined shall have the meanings given to them in the Plan and paragraph references contained herein are references to paragraphs in the Plan.

         SECOND: Paragraph 3 is hereby amended to increase the number of shares with respect to which options may be granted under the Plan to 410,000 shares.

         THIRD: Paragraph 9 is hereby amended to change the reference to "750" to "5,000" in the sixth line thereof and to add a new second sentence after the first to read as follows:

         "In addition, each nonemployee director who is a member of the Executive Committee of the Board of Directors shall be granted a nonqualified option to purchase an additional
         5,000 shares of Common Stock on the same terms and conditions provided for in this Paragraph 9."

         All other terms and conditions of the Plan shall continue in full force and effect. Terms used herein but not defined shall have the meanings given to them in the Plan.


                             Page 17 of 23 Pages

                                      AMENDMENT NO. 2
                                           TO
                                        GMIS INC.
                                 1991 STOCK OPTION PLAN

    This Amendment No. 2 made as of the _____ day of December 1992, by GMIS Inc. (the "Company"), amends the GMIS Inc. 1991 Stock Option Plan (the "Plan").

                                 W I T N E S S E T H:


    WHEREAS, subject to the affirmative vote of holders representing a majority of the outstanding Common Stock of the Company, the Company desires to amend certain provisions of the Plan.

    NOW, THEREFORE, subject to such stockholder approval, the Plan shall be amended as follows:

    FIRST: Capitalized terms used herein but not defined shall have the meanings given to them in the Plan and paragraph references contained herein are references to paragraphs in the Plan.

    SECOND: Paragraph 9 is hereby amended to add a new third sentence after the second, so that such Paragraph 9, as amended, reads in its entirety as follows:

              "9. GRANTS TO NONEMPLOYEE DIRECTORS. Each nonemployee director who is a nonemployee director of the Company on the last day of a calendar year or who has ceased to be a director during the calendar year due to his death or retirement at an age greater than 65 shall automatically be granted nonqualified options to purchase 5,000 shares of Common Stock on January 1 of the next following calendar year at a purchase price per share equal to 100% of the fair market value per share on the date of grant. In addition, each nonemployee director who is a member of the Executive Committee of the Board of Directors shall be granted a non-qualified option to purchase an additional 5,000 shares of Common Stock on the same terms and conditions provided for in this Paragraph 9. In addition, on the later of the date of adoption hereof by the Board of Directors or the first anniversary of such director's service on the Board of Directors, a one time grant shall be made to each director who has served as a director of the Company for more than one year of (i) nonqualified options to purchase 5,000 shares of Common Stock on the same terms and conditions provided for in this Paragraph 9 and (ii) if such director is also a member of the Executive Committee of the Board of Directors, an additional nonqualified option to purchase
         5,000 shares of Common Stock, on the same terms and conditions provided for in (i) above. Payment of the purchase price for the shares to be delivered upon exercise of any nonemployee director's option may be made in whole or in part by delivery and assignment to the Company of shares of Common Stock. A nonemployee director may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common
         Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraph 8(e) hereof. Any


                             Page 18 of 23 Pages
         option granted to a nonemployee director shall terminate on the nonemployee director's termination of service in accordance with the provisions of Paragraph 8(f)(i) through
         (v) without regard to any discretion otherwise granted to the Committee to vary said provisions. Nonemployee directors' options shall otherwise be subject to the terms and conditions of this Plan."

    All other terms and conditions of the Plan shall continue in full force and effect. Terms used herein but not defined shall have the meanings given to them in the Plan.

                             Page 19 of 23 Pages

                                   AMENDMENT NO. 3
                                          TO
                                      GMIS INC.
                                1991 STOCK OPTION PLAN


    This Amendment No. 3 made as of the _____ day of March 1993, by GMIS Inc. (the "Company"), amends the GMIS Inc. 1991 Stock Option Plan (the "Plan").


                                 W I T N E S S E T H:


    WHEREAS, subject to the affirmative vote of holders representing a majority of the outstanding Common Stock of the Company, the Company desires to increase the number of shares of Common Stock of the Company available under the Plan.

    NOW, THEREFORE, subject to such stockholder approval, the Plan shall be amended as follows:

    FIRST: Capitalized terms used herein but not defined shall have the meanings given to them in the Plan and paragraph references contained herein are references to paragraphs in the Plan.

    SECOND: Paragraph 3 is hereby amended to increase the number of shares with respect to which options may be granted under the Plan to 915,000 shares.

    All other terms and conditions of the Plan shall continue in full force and effect. Terms used herein but not defined shall have the meanings given to them in the Plan.






                            Page 20 of 23 Pages